Exhibit 10.3

RETIREMENT AGREEMENT

THIS RETIREMENT AGREEMENT (this “Retirement Agreement”) is hereby entered into, as of the 15th day of May 2017, by and among Tronox LLC, a Delaware limited liability company (the “Company”), Tronox Limited, an Australian corporation (the “Parent”), and Thomas J. Casey, an individual (the “Executive”).

WHEREAS, pursuant to that certain Amended and Restated Employment Agreement, dated as of August 14, 2014, by and among the Company, the Parent and the Executive (the “Employment Agreement”), the Executive serves as the Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”) of each of the Company and the Parent; and

WHEREAS, the Executive is over the age of 65 and has elected to retire from his role as CEO in accordance with Section 24(n) of the Employment Agreement; and

WHEREAS, the effective date of such Retirement shall be May 15, 2017 (the “Effective Date”); and

WHEREAS, after the Effective Date, the Company and the Parent desire to have Executive continue to serve as Chairman of the Company and the Parent; and

WHEREAS, Executive is willing to continue to serve as Chairman of the Company and the Parent pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and other valuable consideration, the receipt of which is hereby acknowledged, the Executive, the Company and the Parent agree as follows:

1.             Capitalized Terms.  Capitalized terms used herein, but not defined, shall have the meanings ascribed to such terms in the Employment Agreement.

2.             Retirement.  The parties hereby acknowledge and agree that the Executive’s Retirement shall be effective as of the Effective Date and that, thereafter, Executive shall no longer be employed as CEO of the Company and the Parent, but shall continue to serve as Chairman of the Company and the Parent.

3.             Consideration.  In consideration for the Executive’s execution of this Retirement Agreement and the Release (as defined below), the Company hereby acknowledges and agrees that the Executive is entitled to, and shall receive, as soon as practicable after the Effective Date:  (i) the Accrued Benefits as defined in Section 24(a) of the Employment Agreement; (ii) the full vesting of all time-based and performance-based Equity Incentive Compensation pursuant to Section 9(j)(i) of the Employment Agreement; and (iii) any and all other payments, benefits or other compensation due to Executive pursuant to the Employment Agreement, any other written agreement between Executive and the Company and/or Parent, or any written plan, policy or program of the Company and/or Parent (including, but not limited to, health care coverage on the same terms and conditions as the Executive currently has).

4.             Compensation for Service as Chairman.  Executive shall receive a payment of US $600,000/annum to serve as Chairman.  He shall continue to serve as Chairman until the earlier of such time as he voluntarily elects to resign from such position, he is removed pursuant to a duly authorized vote of the Board, or he no longer is able to serve due to death or disability.  The time period that Executive continues to serve as Chairman shall be considered in determining his vesting under Section 3 of his Restricted Share Unit Agreement dated February 21, 2017 Pursuant To The Tronox Limited Management Equity Incentive Plan Cristal Transaction Integration Synergy Savings (the “Integration Award”).  More specifically, the definition of “Termination Date” as set forth in Sections 3(d) and 3(e) of the Integration Award shall be the date on which Executive ceases to serve as Chairman of the Company and the Parent, and such Termination Date, regardless of when or why it occurs, shall be treated as a “Termination for Death or Disability or Retirement” pursuant to Sections 3(d) and 3(e) of the Integration Award.

5.             Release and Waiver of Claims.  The parties shall, contemporaneously with the execution of this Agreement, execute a mutual release agreement as set forth in Exhibit A attached hereto (the “Release”).

6.             Dispute Resolution.  In the event of any dispute between the parties, including but not limited to any claims arising from or related to this Retirement Agreement, such dispute will be determined by binding arbitration pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association (the “AAA”). Such arbitration shall be conducted in Stamford, Connecticut before a single arbitrator. The arbitrator will have no power to add to, subtract from, or modify any of the terms of this Retirement Agreement except that a provision otherwise invalid, illegal or unenforceable shall be modified or subtracted from to the least extent necessary to make it valid, legal and enforceable. The decision of the arbitrator shall be final and may be enforced by any court of competent jurisdiction, and both parties hereto consent to the personal jurisdiction of the state and federal courts of Connecticut for such purposes. Notwithstanding the foregoing, the Company shall be entitled to seek injunctive relief against the Executive in the state and federal courts of Connecticut for any breach or threatened breach of any provisions of this Retirement Agreement. The Company shall pay all legal costs, its own and the Executive’s, including attorneys’ fees and other costs related to the arbitration, except to the extent the Executive’s own legal costs relate to issues on which the Executive loses in the arbitration and the arbitrator determines the portion of the Executive’s legal costs that are allocable to such issues. There shall be no exception unless the arbitrator furnishes the Executive his/her written decision as to such allocation of the Executive’s own legal costs within ten (10) business days following the decision in the arbitration.

7.             Binding Effect.  This Retirement Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

8.             Withholding.  The Company may withhold from any amounts payable under this Retirement Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

9.             No Assignment.  No rights or obligations of the Executive under this Retirement Agreement may be assigned or transferred other than Executive’s rights to the Consideration set forth in Section 3 hereof, which may be transferred only by will or operation of law.

10.           Severability.  The invalidity or unenforceability of any one or more provisions of this Retirement Agreement shall not affect the validity or enforceability of the other provisions of this Retirement Agreement, which shall remain in full force and effect.

11.           Entire Agreement. This Retirement Agreement and the other agreements expressly referenced herein set forth the entire agreement among the parties concerning the matters herein contemplated.

12.           Consultation with Attorney.  The Executive acknowledges that he has been advised in writing to consult with an attorney before signing this Retirement Agreement.

13.           Governing Law And Modification. This Retirement Agreement shall be governed by and interpreted in accordance with the laws of the State of Connecticut without regard to its conflict of laws provision.  This Retirement Agreement may not be modified, altered or changed except upon the express written consent of the Company, the Parent and the Executive.

14.           Counterparts.  This Retirement Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Retirement Agreement as of the day and year first written above.

TRONOX LLC

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Senior Vice President and General Counsel

TRONOX LIMITED

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Senior Vice President and General Counsel

EXECUTIVE

By:	/s/ Thomas J. Casey
Thomas J. Casey

 [Signature Page to Separation Agreement]

EXHIBIT A

MUTUAL RELEASE AGREEMENT

For good and valuable consideration, including the rights and benefits contained in the Retirement Agreement (the “Retirement Agreement”), dated as of May 15, 2017 between and among Thomas J. Casey (the “Executive”), Tronox LLC and Tronox Limited (Tronox LLC and Tronox Limited collectively are referred to hereinafter as the “Company”) agree to the provisions of this mutual release agreement (the “Release”) as follows:

1. The Executive, on behalf of himself and his dependents, heirs, administrators, agents, executors, successors and assigns (together with the Executive, the “Executive Releasees”), does hereby irrevocably and unconditionally release, waive and forever discharge the Company and its affiliates and the Company’s and the Company Affiliates’ respective past and present parents, subsidiaries, affiliated corporations, partnerships, joint ventures, and their successors and assigns (together with the Company, “Company Affiliates”) and all of the Company’s past and present shareholders, directors, officers, employees, agents and their successors and assigns (but as to any such person only in connection with, or in relationship to, his or its capacity as a shareholder, director, officer, employee or agent of the Company and not in connection with or in relationship to his or its personal capacity unrelated to the Company) ( together with the Company Affiliates, collectively, the “Company Releasees”), from any and all actions, claims, demands, obligations, liabilities, attorneys’ fees and causes of action of any kind or description whatsoever, in law, equity or otherwise, whether known or unknown, whether past or present, arising from the Executive’s employment, or termination of employment, with the Company, that the Executive had or may have had or now has against any Company Releasees as of the Release Date (the “Claims”), including, but not limited to, any action, claim, demand, obligation, liability or cause of action arising under any Federal, state, or local law (including, but not limited to, Title VII or the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1871, 1964 and 1991, the Equal Pay Act, the Americans with Disabilities Act of 1990, the National Labor Relations Act, the Fair Labor Standards Act of 1938, the Workers Adjustment and Refraining Notification Act, the Employee Retirement Income Security Act of 1974, as amended (other than any claim for vested benefits), the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers’ Benefit Protection Act of 1990, the Consolidated Omnibus Budget Reconciliation Act of 1985, tort, contract or any alleged violation of any other legal obligation; provided, however, the Executive does not release any of the following Claims:

a. any Claim to payments, benefits or other entitlements arising under any Company or Company Affiliate benefit plan, incentive or deferred compensation plan, pension plan, or any medical, dental, vision, life insurance or disability insurance plan;

b. any Claim to workers’ compensation or unemployment insurance benefits;

c. any Claim arising from a breach of the Retirement Agreement or the Release, including any right to enforce the Retirement Agreement or the Release;

d. any Claim for indemnification in accordance with applicable laws, the applicable constituent documents (including bylaws and certificates of incorporation) of the Company or any Company Affiliate, and any applicable insurance policy with respect to any liability the Executive incurs or has incurred as a director, officer or employee of the Company or any Company Affiliate;

e. any Claim the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive and the Company or any Company Affiliate are jointly liable;

f. any Claim that by law may not be released by private agreement without judicial or governmental review and approval; or

g. any Claim that arises after the Release Date (as defined in Section 3.c. below).

2. The Company, on behalf of itself and all other Company Releasees, does hereby irrevocably and unconditionally release, waive and forever discharge, the Executive or any other Executive Releasee from any and all actions, claims, demands, obligations, liabilities, attorneys’ fees and causes of action of any kind or description whatsoever, in law, equity or otherwise, whether known or unknown, whether past or present, arising from the Executive’s employment or termination of employment that the Company or any other Company Releasee had, may have or could assert against the Executive or any other Executive Releasee, as of the Release Date (the “Company Claims”). These released Company Claims include, but are not limited to, all claims under Federal, state or local law, tort, contract or any other legal obligation; provided, however, the Company does not release any of the following claims:

a. any Company Claim arising from a breach of the Retirement Agreement or the Release, including any right to enforce the Retirement Agreement or the Release;

b. any Company Claim that by law may not be released; or

c. any Company Claim that arises after the Release Date.

d. The Executive’s failure to sign the Release in accordance with Section 3.c. below shall render this Release null and void.

3. In connection with the signing of this Release:

a. the Executive has had no less than 21 days in which to consider this Release and has been advised to consult an attorney about this Release;

b. the Executive represents that he has read this Release carefully; has had the opportunity to consult with an attorney of the Executive’s own choosing about the Release; understands fully what this Release means; and, is entering into it knowingly, voluntarily, and without coercion;

c. the Executive may not sign and return this Release to the Company earlier than the date of execution of the Retirement Agreement and must sign and return it no later than 21 days thereafter (such period of time being the “Release Consideration Period”). The date on which the Executive signs and returns this Release is the “Release Date.” The Executive will have an additional 7 days after the Release Date in which to revoke his acceptance (such period of time the “Release Revocation Period”). The Company shall have five (5) business days after the Release Revocation Period expires without revocation of the Release by the Executive in which to sign and deliver to the Executive the Release and if it fails to do so, the Executive shall nonetheless be entitled to the payments and benefits set forth in the Retirement Agreement as if the Release had been signed by the Company.

4. The Executive represents that as of the date he has executed this Release he has not assigned to any other party, and agrees not to assign, any Claim released by the Executive herein. In addition, the Executive promises never to file a lawsuit or an arbitration claim against the Company or any other Company Releasee asserting any claim released by any Executive Releasee herein and, to the extent that the Executive has commenced such a proceeding prior to the execution of this Release by the Executive, the Executive agrees to withdraw such proceeding with prejudice on or before the date on which the Executive executes this Release.

5. The Company represents that as of the date it has executed this Release it has not assigned to any other party, and agrees not to assign, any Company Claim released by the Company herein. In addition, the Company promises never to file a lawsuit or an arbitration claim against the Executive or any other Executive Releasee asserting any Company Claim released by any Company Releasee herein and, to the extent that the Company has commenced such a proceeding prior to the execution of this Release by the Company, the Company agrees to withdraw such proceeding with prejudice on or before the date on which the Company executes this Release.

6. Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision and this Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7. This Release may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8. This Release shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut without reference to principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Release as of the day and year first written above.

TRONOX LLC

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Senior Vice President and General Counsel

TRONOX LIMITED

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Senior Vice President and General Counsel

EXECUTIVE

By:	/s/ Thomas J. Casey
Thomas J. Casey

[Signature Page to Release]